UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2011

Kopin Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road

Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

(508) 824-6696

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2011, Kopin Corporation (the “Company”) purchased all of the outstanding common stock of Forth Dimension Displays, Ltd., (“FFD”) for approximately $11,000,000 and additional contingent consideration. The amount of contingent considerations that may be paid is up to $7,000,000 and is earned based on revenues milestones achieved in 2011. As a result of this transaction, the Company will own 100% of the outstanding common stock of FDD, and going forward the Company plans to consolidate FDD’s financial statements with the Company’s own financial statements.

Item 2.02	Results of Operations and Financial Condition.

The Company issued a press release on January 11, 2011, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which the company announced the acquisition of Forth Dimension Displays, Ltd. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated January 11, 2011, announcing Kopin Corporation’s acquisition of Forth Dimension Display, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: January 11, 2011	By:	/S/ RICHARD A. SNEIDER
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 11, 2011, announcing Kopin Corporation’s acquisition of Forth Dimension Display, Ltd.